File Number 6178-634-1

STATE OF ILLINOIS

OFFICE OF THE SECRETARY OF STATE

To all to whom these Presents Shall Come, Greeting:

I, Jesse White, Secretary of State of the State of Illinois, do hereby certify that I am the keeper of the records of the Department of Business Services. I certify that

THE FOREGOING AND HERETO ATTACHED IS A TRUE AND CORRECT COPY, CONSISTING OF 03 PAGES, AS TAKEN FROM THE ORIGINAL ON FILE IN THIS OFFICE FOR YUNHONG CTI LTD..***************

In Testimony Whereof, *I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, this* 12TH *day of* MARCH *A.D.* 2020 .

SEAL OF THE STATE OF ILLINOIS AUG. 26TH 1818

Authentication #: 2007202429 verifiable until 03/12/2021.
Authenticate at: http://www.cyberdriveillinois.com

Jesse White

SECRETARY OF STATE

FORM **BCA 10.30** (rev. Dec. 2003)
ARTICLES OF AMENDMENT
Business Corporation Act

Secretary of State
Department of Business Services
501 S. Second St., Rm. 350
Springfield, IL 62756
217-782-1832
www.cyberdriveillinois.com

Remit payment in the form of a check or money order payable to Secretary of State.

FILED
MAR 12 2020
JESSE WHITE
SECRETARY OF STATE

File # 61786341 **Filing Fee: $50** Approved: [initials]

---- **Submit in duplicate** ---- **Type or Print clearly in black ink** ---- **Do not write above this line** ----

1. Corporate Name **(See Note 1 on page 4.)**: CTI Industries Corporation

2. Manner of Adoption of Amendment:
The following amendment to the Articles of Incorporation was adopted on February 6 (Month Day), 2020 (Year) in the manner indicated below:

Mark an "X" in one box only.

- ☐ By a majority of the incorporators, provided no directors were named in the Articles of Incorporation and no directors have been elected. **(See Note 2 on page 4.)**
- ☐ By a majority of the board of directors, in accordance with Section 10.10, the Corporation having issued no shares as of the time of adoption of this amendment. **(See Note 2 on page 4.)**
- ☐ By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment. **(See Note 3 on page 4.)**
- ☐ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the Articles of Incorporation were voted in favor of the amendment. **(See Note 4 on page 4.)**
- ☑ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the Articles of Incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10. **(See Notes 4 and 5 on page 4.)**
- ☐ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment. **(See Note 5 on page 4.)**

3. Text of Amendment:
   a. When amendment effects a name change, insert the New Corporate Name below. Use page 2 for all other amendments.
   Article I: Name of the Corporation: Yunhong CTI Ltd. (New Name)

(All changes other than name include on page 2.)

Printed by authority of the State of Illinois. January 2015 - 1 - C 173.15

Text of Amendment

b. If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety.

For more space, attach additional sheets of this size.

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows (If not applicable, insert "No change"):

   No change

5. a. The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital is as follows (if not applicable, insert "No change"):
   (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.)

   No change

   b. The amount of paid-in capital as changed by this amendment is as follows (if not applicable, insert "No change"):
   (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.)
   (See Note 6 on page 4.)

	Before Amendment	After Amendment
Paid-in Capital:	$ No change	$ No change

Complete either Item 6 or Item 7 below. All signatures must be in BLACK INK.

6. The undersigned Corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated March 11 (Month & Day), 2020 (Year)

CTI Industries Corporation
Exact Name of Corporation

[signature]
Any Authorized Officer's Signature

Frank Cesario President & CEO
Name and Title (type or print)

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, a majority of the directors, or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated ______________ (Month & Day), ______ (Year)